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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                   FORM 8-K/A, AMENDMENT NO. 1

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 20, 1996



                   Cosmetic Sciences, Inc.
    (Exact name of Registrant as specified in its charter)

                          New York
            (State or other jurisdiction of incorporation)

          0-9836                       22-2210547
  (Commission File Number)  (IRS Employer Identification No.)


One Old Country Road, Suite 335, Carle Place, NY    11514
 (Address of principal executive offices)           (Zip Code)

175 Fulton Street, Hempstead, New York              11550
(Former address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (516) 248-2273

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The undersigned registrant hereby amends Items 1 and 7 of its Form
8-K ("Form 8-K"), previously filed with the Commission on October 31, 1995, so as (i) to reflect the agreement reached on June 20, 1996 by and among itself, Arbor Home Healthcare Holding LLC ("Arbor"), Coss Holding Corp. ("Coss"), and certain of Coss' shareholders, a copy of which is attached hereto, providing for the extension from June 21, 1996 to August 21, 1996 of the date by which Arbor may exercise an option to purchase up to 6,500,000 shares of the registrant's common stock at an exercise price of $.10 per share; (ii) to update the Form 8-K to note that Coss has placed all of its shares of Cosmetic Sciences, Inc. ("Cosmetic") in a voting trust (the "Voting Trust"); and (iii) to note the receipt of certain approvals from the New York State Department of Health (the "NYSDOH") and the New York State Public Health Council ("NYSPHC") with respect to Arbor's rights in connection with the Voting Trust and the right of Arbor to nominate the majority of the Cosmetic Board of Directors.


Item 1.   Changes in Control of Registrant.

     Pursuant to a certain Amended and Restated Option Agreement (the "Option Agreement"), dated as of October 31, 1995 and amended on June 20, 1996, by and among Arbor, Coss, Cosmetic and TPC Home Care Services, Inc. ("TPC"), a majority-owned subsidiary of Cosmetic, Arbor acquired from Cosmetic an option to purchase up to 13,000,000 shares of Cosmetic's Common Stock as follows: (i) Arbor has an irrevocable option (the "First Option") to purchase, by August 21, 1996, up to 6,500,000 shares of Cosmetic Common Stock at an exercise price of $.10 per share; and (ii) at the closing of the stock purchase subject to the First Option, Arbor will be given the option (the "Second Option") to purchase, by November 1, 1996, from Cosmetic up to an additional 6,500,000 shares of Cosmetic Common Stock at an exercise price of $.10 per share. The parties have obtained all necessary approvals of the NYSDOH and NYSPHC.

     As required by the Option Agreement, Coss has placed all of its 12,749,658 shares of Cosmetic Common Stock (the "Coss Shares"), representing approximately 67% of the currently outstanding Cosmetic capital stock, in the Voting Trust. Arbor has the right to direct the voting of all of the Coss Shares in the Voting Trust and to nominate a majority of the Cosmetic Board. In addition, under certain circumstances, the trustee of the Voting Trust generally shall be required to obtain Arbor's consent to sell, transfer or encumber the Coss Shares. Coss will retain all economic rights in the Coss Shares, including, but not limited to, rights to dividends. Based upon the foregoing and the Schedule 13D filed by Arbor with the Securities and Exchange Commission (the "Schedule 13D"), Arbor beneficially owns 25,749,658 shares of Cosmetic Common Stock, representing approximately 80% of the issued and outstanding shares, after giving effect to the exercise of the
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First Option and Second Option.  Of such shares, Arbor has sole voting power over all such shares and sole dispositive power over 13,000,000 of such shares.

     As part of the Option Agreement, Arbor may, in its discretion (subject to Cosmetic's right to reject such loan), lend Cosmetic up to $500,000. There are various negative covenants in favor of Arbor with respect to actions that may be taken by Coss, its shareholders, Cosmetic and TPC.

     Pursuant to a Registration Rights and Conditional Put Option Agreement (the "Registration Rights Agreement"), dated as of October 31, 1995, between Coss and Cosmetic, Cosmetic has agreed to register the Coss Shares for resale under the Securities Act of 1933, as amended, upon the written demand of Coss made at any time commencing one year after the date on which Cosmetic's Common Stock is quoted by the NASDAQ System (whether as a SmallCap Market security or a National Market System security or any equivalent or successor of the foregoing). Pursuant to the Registration Rights Agreement, Cosmetic will be obligated to file up to three registration statements, with one-third of the Coss Shares (subject to certain adjustments) to be registered in each year of such three year period. Notwithstanding the foregoing, Cosmetic has the right to reject the demand by Coss, following which Coss may require that Cosmetic redeem the Coss Shares at a price equal to 75% of the average bid price in effect during the 30 trading days prior to the demand for registration. Alternatively, upon Cosmetic's rejection of the demand, Coss, at its option, may sell the Coss shares to a party other than Cosmetic, subject to Cosmetic retaining a right of first refusal on such sale. Arbor will have the right to purchase the Coss Shares in lieu of Cosmetic on the same terms and conditions as are granted Cosmetic in accordance with the two preceding sentences. In addition, Coss has been granted certain piggyback registration rights.

     Based on Arbor's Schedule 13D, the source of the purchase price for the shares of common stock is intended to be working capital of Arbor contributed by Kaufman from his personal funds.

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Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

(c)  Exhibits

Exhibit
Number         Description of Exhibit


 2.3 Agreement, dated June 20, 1996, extending the First Option Termination Date from June 21, 1996 to
               August 21, 1996.

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Amendment No. 1 to Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.


                              COSMETIC SCIENCES, INC.

                              By:  Mary Ann Page
                                   Mary Ann Page


Dated: June 28, 1996